SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2015

METALICO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32453	52-2169780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

186 North Ave. East, Cranford, New Jersey 07016

(Address of Principal Executive Offices)(Zip Code)

(908) 497-9610

Registrant’s Telephone Number

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Merger Transaction

Merger Agreement

On June 15, 2015, Metalico, Inc., a Delaware corporation (“Metalico”), Total Merchant Limited, a Samoan limited company (“Parent”) and TM Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub will merge with and into Metalico, and Metalico will become a wholly owned subsidiary of Parent (the “Merger”). If the Merger is completed, Metalico stockholders will be entitled to receive $0.60 in cash (the “Merger Consideration”) for each share of Metalico common stock owned by them as of the date of the Merger, or approximately $44 million in the aggregate, as of June 15, 2015. In addition, Parent will cause certain of Metalico’s loan or credit facilities to be repaid in full (including all principal, interest and premiums or penalties), in an amount estimated to be approximately $45 million and the assumption of approximately $16 million of additional debt as of June 15, 2015. Metalico has reached agreement with holders of its Convertible Notes with respect to the amounts to be paid to them as described below under the section entitled “Exchange Agreement.”

The Merger Agreement contains customary representations, warranties and covenants of the parties. Metalico has agreed to operate its business in the ordinary and usual course during the period between the date of the Merger Agreement and the consummation of the Merger. In addition, under the terms of the Merger Agreement, Metalico has agreed not to knowingly encourage, solicit or support any alternative proposals for an acquisition of Metalico, subject to customary exceptions for Metalico to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the Board of Directors of Metalico. Parent has customary rights to be informed about any such proposals and the right to match.

The consummation of the Merger is subject to certain conditions, including (i) adoption of the Merger Agreement by holders of a majority of Metalico’s outstanding common stock, (ii) subject to certain materiality qualifications, the continued accuracy of Metalico’s, Parent’s and Merger Sub’s respective representations and warranties and (iii) other customary closing conditions. Additionally, in the event of a Company Material Adverse Effect (as defined in the Merger Agreement, including acceleration of amounts due under Metalico’s principal credit facilities or certain other events described therein), the Merger Agreement may be terminated by Parent. The dates for closing the Merger and for Metalico’s stockholder meeting to vote on adoption of the Merger Agreement have not yet been determined, although the Merger Agreement has a termination date of September 21, 2015 and Metalico has agreed with its senior lenders that the Merger should be completed by August 31, 2015.

The Merger Agreement also contains certain termination rights for the parties, including the right of Metalico in certain circumstances to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement). The Merger Agreement provides that Metalico would be required to pay Parent a termination fee equal to $2,245,930 (which corresponds to 3.6% of the value of the fully diluted equity of Metalico) if Metalico terminates the Merger Agreement to accept a Superior Proposal. In addition, Parent has agreed to penalty of $3,119,347 (which corresponds to 5.0% of the fully diluted equity) if it fails to close the transaction assuming all closing conditions have been satisfied. Parent has also agreed to escrow this amount.

Parent has also indicated it intends to retain Metalico’s management and all other personnel. Carlos E. Agüero, President, Chief Executive Officer and Chairman of the Board of Directors of Metalico has entered into an employment letter agreement with Merger Sub on the following terms: (i) the initial term of employment will be three (3) years, (ii) base salary will be $427,393.00 per year, which corresponds to Mr. Agüero’s current salary, with eligibility for a discretionary bonus, (iii) a one (1) year full salary severance package for any termination by the Company without cause, or by Mr. Agüero for good reason, and no severance for any termination by the Company for cause, or by Mr. Agüero without good reason, and (iv) a prohibition of solicitation of customers or employees, or competition with the Company in the continental United States, in each case for two (2) years following termination for any reason.

In connection with the transactions contemplated by the Merger Agreement, all Metalico stock options, whether vested or unvested, which are outstanding at the time the Merger is consummated will be cancelled. Metalico has no outstanding options with an exercise price equal or greater than the Merger Consideration. All outstanding grants of Metalico deferred stock will vest upon consummation of the Merger. Each share of deferred Metalico common stock that becomes vested at the time the Merger is consummated will be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration for each share of Metalico common stock subject to such award.

The Merger Agreement and the transactions contemplated thereby have been approved by the Board of Directors of Metalico.

Metalico had entered into a forbearance agreement with its principal secured creditors. Entering into the Merger Agreement satisfies one condition for continued forbearance by its lenders.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting Agreement

In connection with the Merger Agreement, Carlos E. Agüero, who owns or controls in the aggregate approximately 7.1% of Metalico’s outstanding shares of common stock as of June 15, 2015, has entered into a voting agreement with Parent dated June 15, 2015 (the “Voting Agreement”), pursuant to which he has undertaken to vote his shares in favor of the Merger and against, among other things, any business combination or extraordinary corporate transaction other than the Merger, unless the Merger Agreement is terminated, and not to transfer his shares during the pendency of the Merger. The Voting Agreement terminates upon the termination of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Rights Agreement Amendment

On June 15, 2015, Metalico also entered into an amendment to its Rights Agreement (the “Amendment No. 1 to Rights Agreement”) to permit the execution of the Merger Agreement and the Voting Agreement without triggering any rights under the Rights Agreement. The Rights Agreement is further described in Metalico’s Form 8-K filed on February 4, 2015.

The foregoing description of the Amendment No. 1 to Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 1 to Rights Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Agreement with Convertible Note Holders

Exchange Agreement

On June 15, 2015, Metalico entered into a series of Exchange Agreements (the “Exchange Agreements”) with the holders of its Series A Convertible Notes (the “Series A Notes”) and Series B Convertible Notes (the “Series B Notes”). Pursuant to the terms of the Exchange Agreements, the holders of the Series A Notes agreed that upon the closing of the Merger, they would be repaid for the outstanding face amount of the principal, plus accrued and unpaid interest, of the Series A Notes, through the closing date of the Merger. The holders agreed to waive any premiums or penalties due on such notes. In addition, except as described below, the holders of the Series B Notes agreed to be repaid the greater of (a) 115% of the outstanding principal and accrued and unpaid interest through the closing date of the Merger on the Series B Notes and (b) the quotient of (x) the product of the same outstanding principal and accrued and unpaid interest on the Series B Notes and the per share consideration in the Merger divided by (y) $0.3979. Certain holders of the Series B Notes agreed, in lieu of the consideration set forth in the previous sentence, to receive an aggregate of 4,000,000 shares of Metalico’s common stock (which stock will receive the Merger Consideration per share and will reduce the outstanding debt of the Company) and a cash payment of $450,000 plus accrued and unpaid interest through the closing date of the Merger on their Series B Notes. Pursuant to the Exchange Agreements, the holders have agreed to vote any shares of Metalico’s common stock held the holders as of the record date in favor of the merger contemplated by the Merger Agreement.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Exchange Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

The Merger Agreement, the Voting Agreement, the Amendment No. 1 to Rights Agreement and the form of Exchange Agreement have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about Metalico, Parent or Merger Sub. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by confidential disclosure schedules provided by Metalico to Parent in connection with the execution of the Merger Agreement. The Company will furnish copies of any schedules to the SEC upon request. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement and the other agreements have been made for the purposes of allocating risk between the parties to such agreements instead of establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement and the other agreements may not constitute the actual state of facts about Metalico, Parent or Merger Sub. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Metalico, Parent or Merger Sub. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement and the other agreements, which subsequent information may or may not be fully reflected in public disclosures.

Forward Looking Statements

Statements in this communication regarding the proposed transaction between Parent, Merger Sub and Metalico, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and services, and any other statements regarding the future expectations, beliefs, goals, plans or prospects of Parent and Metalico constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and (collectively, “forward-looking statements”). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the parties’ inability to consummate the Merger due to failure to satisfy conditions to the completion of the transaction, including the receipt of stockholder approval or the regulatory approvals required for the transaction, which may not be obtained on the terms expected, on the anticipated schedule or at all; the possibility that the parties may be unable to achieve expected benefits of the Merger within the expected time-frames or at all; the inability to integrate Metalico’s operations into those of Parent successfully; the operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with current employees and customers) which may be greater than expected following the transaction; any failure to retain Metalico employees; the competition facing Parent and Metalico which is intense and may pose unexpected future challenges; fluctuations in foreign currencies which could result in transaction losses and increased expenses; the volatility of the marketplace; and the other factors described in Metalico’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its most recent Quarterly Report on Form 10-Q filed with the SEC. Parent and Metalico assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC.

In connection with the proposed acquisition of Metalico, Metalico intends to file relevant materials with the SEC, including Metalico’s preliminary proxy statement and its definitive proxy statement (the “Proxy Statement”). STOCKHOLDERS OF METALICO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING METALICO’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Metalico through its Investors/SEC Filings page at www.metalico.com.

Metalico and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Metalico common stock in respect of the proposed transaction. Information about the directors and executive officers of Metalico is set forth in Metalico’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on April 15, 2015. Investors may obtain additional information regarding the interest of such participants by reading the Proxy Statement regarding the acquisition when it becomes available. A more complete description of these arrangements and the interests of Metalico’s directors and executive officers with respect to the Merger will be available in the Proxy Statement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Carlos E. Agüero, President, Chief Executive Officer and Chairman of the Board of Directors of Metalico has entered into an employment letter agreement with Merger Sub, as described in Item 1.01 above, which description is incorporated herein by reference.

Item 8.01 Other Events.

On June 15, 2015, Metalico issued a press release announcing that Metalico has entered into the Merger Agreement described under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The attached press release can also be accessed on Metalico’s website at www.metalico.com.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1*	Agreement and Plan of Merger Among Metalico, Inc., Total Merchant Limited and TM Merger Sub Corp., dated June 15, 2015

10.1	Voting Agreement dated as of June 15, 2015, between Total Merchant Limited and Carlos E. Agüero

10.2	Amendment No. 1 of Rights Agreement, dated as of June 15, 2015, between Metalico, Inc. and Corporation Stock Transfer, Inc., as Rights Agent.

10.3	Form of Exchange Agreement, dated as of June 15, 2015, between Metalico, Inc. and the holders of the convertible notes named therein.

99.1	Press Release dated June 16, 2015.

*	The schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

METALICO, INC.

By:	/s/ Kevin Whalen

Name:	Kevin Whalen
Title:	Senior Vice President and Chief Financial Officer

Date: June 15, 2015